UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
January 24, 2013

WESTINGHOUSE SOLAR, INC. (Exact name of registrant as specified in its charter)
Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1475 S. Bascom Ave. Suite 101, Campbell, California 95008
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (408) 402-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                 Other Events.

As previously disclosed, on October 18, 2012, Westinghouse Solar, Inc., a Delaware corporation (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with certain institutional accredited investors (the “Purchasers”) relating to the sale and issuance of up to 1,245 shares of the Company’s Series C 8% Convertible Preferred Stock (“Series C Preferred”) at a price per share equal to the stated value, which is $1,000.00 per share (the “Stated Value”), for aggregate proceeds of up to $1,245,000.  At the initial closing, the Company sold and issued 750 shares of Series C Preferred, for initial aggregate proceeds of $750,000. Subsequently, on November 2, 2012, the Company sold and issued 350 shares of Series C Preferred for proceeds of $350,000.

On January 24, 2013, the Company provided to the Purchasers a draw down notice under the Purchase Agreement. The Purchasers agreed to accept the new draw down notice and thereby extend the Company’s right to exercise a “put” to sell additional Series C Preferred beyond the Securities Purchase Agreement’s prior expiration date of December 31, 2012. As a result of the draw down, the Company will sell an aggregate of 75 additional shares of its Series C Preferred to the Purchasers for aggregate proceeds of $75,000. Based on the closing price of the Company’s common stock as reported on the OTCQB Marketplace ("OTCQB") on January 24, 2013 (which was $0.05 per share), the 75 shares of Series C Preferred to be issued pursuant to the draw down would be convertible into 1,500,000 shares of the Company’s common stock.

As a result of the January 24, 2013 draw down notice, pursuant to the terms of the outstanding Series B 4% Convertible Preferred Stock (the “Series B Preferred”), the conversion price of the Series B Preferred will be reduced from $0.08 per share of common stock to become equal to $0.05, and the conversion price of the Series C Preferred issued under the initial closing will be reduced from $0.08 per share of common stock to become equal to $0.05. There are currently 2,242.686 shares of Series B Preferred that remain outstanding. With the January 24, 2013 draw down, and after recent conversions of a total of 290 shares of Series C Preferred (which converted into 4,000,000 common shares), there are 745 shares of Series C Preferred that remain outstanding. After adjustment to the conversion prices as a result of the January 24th draw down, the outstanding Series B Preferred and Series C Preferred would be convertible into 40,368,348 shares and 14,900,000 shares, respectively, of the Company’s common stock.

The foregoing is not a complete summary of the terms of this offering.  The description of the Purchase Agreement and the Certificate of Designation to create the Series C Preferred contained in the Company’s Current Report on Form 8-K filed with the Commission on October 19, 2012 is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2013	WESTINGHOUSE SOLAR, INC.
By: /s/ Margaret R. Randazzo
Margaret R. Randazzo,
Chief Executive Officer